Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements of CFS Bancorp, Inc. on Form S-8, as amended (File Nos. 333-62053, 333-62049, 333-84207, 333-105687), of our report dated February 28, 2011 on the consolidated financial statements of CFS Bancorp, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Indianapolis, Indiana
February 28, 2011

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